Exhibit 24

Power of Attorney

Each person whose signature appears below constitutes and appoints J. Pedro Reinhard, Richard L. Manetta and Frank H. Brod, acting severally, as his or her attorney-in-fact and agent, to sign one or more registration statements on Form S-8 and any or all amendments (including post-effective amendments) to such registration statements in connection with the registration under the Securities Act of 1933 of shares of the common stock of The Dow Chemical Company in connection with the 2003-2013 Employees' Stock Purchase Plan of The Dow Chemical Company, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting to said attorney-in-fact and agent full power and authority to perform any act in connection with any of the foregoing as fully to all intents and purposes as he or she might do in person, hereby ratifying and confirming all that said attorney-in-fact and agent may lawfully do or cause to be done by virtue hereof. Each attorney-in-fact and agent is hereby granted full power of substitution and revocation with respect hereto.
SIGNATURE	TITLE	DATE
/S/ A.A. Allemang A.A. Allemang	Director and Executive Vice President	July 25, 2003
/S/ J.J. Barton J.K. Barton	Director	July 25, 2003
/S/ F.H. Brod F.H. Brod	Vice President and Controller (Principal Accounting Officer)	July 24, 2003
/S/ A.J. Carbone A.J. Carbone	Director and Vice Chairman of the Board	July 25, 2003
/S/ J.M. Cook J.M. Cook	Director	July 25, 2003
/S/ J.C. Danforth J.C. Danforth	Director	July 25, 2003
/S/ W.D. Davis W.D. Davis	Director	July 28, 2003
/S/ B.H. Franklin B.H. Franklin	Director	July 28, 2003
/S/ K.R. McKENNON K.R. McKennon	Director	July 29, 2003
/S/ J.P. Reinhard J.P. Reinhard	Director, Executive Vice President and Chief Financial Officer	July 25, 2003
/S/ H.T. Shapiro H.T. Shapiro	Presiding Director	July 29, 2003
/S/W.S.Stavropoulos W.S. Stavropoulos	Director, Chairman of the Board, President and Chief Executive Officer	July 24, 2003
/S/ P.G. Stern P.G. Stern	Director	July 25, 2003
/S/J.M. Ringler J.M. Ringler	Director	July 25, 2003